EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Yarrow Bioscience, Inc., dated as of August 14, 2026, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 14, 2026
VENBIO GLOBAL STRATEGIC FUND V, L.P.

	By:	VENBIO GLOBAL STRATEGIC GP V, LLC General Partner
	By:	*
	Title:	Member
	By:	*
	Title:	Member
	By:	*
	Title:	Member

VENBIO GLOBAL STRATEGIC GP V, LLC
	By:	*
	Title:	Member
	By:	*
	Title:	Member
	By:	*
	Title:	Member

*
Aaron Royston *
Corey Goodman
*
Richard Gaster

*By:	/s/ David Pezeshki
David Pezeshki
As attorney-in-fact

This Agreement was executed by David Pezeshki on behalf of the individuals listed above pursuant to a Power of Attorney, copies of which are attached as Exhibit 2 and Exhibit 3.